Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Y. Tristan Kuo	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
China Biologic Products, Inc.	Tel: +1-646-213-1915 (NY office) or
Tel: +86-538-6202206	Mr. Gary Chin, Tel: +1-646-213-1909
Email: IR@chinabiologic.com	Email: crocker.coulson@ccgir.com
www.chinabiologic.com	www.ccgirasia.com

For Immediate Release

China Biologic Products Closes the $9.6 Million Private Placement

Tai’an City, Shandong Province, PRC – June 11, 2009 – China Biologic Products, Inc. (CBPO.OB) (“China Biologic” or the “Company”), one of the leading plasma-based pharmaceutical companies in the People’s Republic of China (“PRC”), today announced that on June 10, 2009, the Company successfully consummated the transactions contemplated by the security purchase agreement initiated on June 5, 2009, with certain accredited investors led by Essence International Investment Limited, pursuant to which the Company will issue 3.8% senior secured convertible notes due 2011 (the “Notes”), in the aggregate principal amount $9,554,140.  The Notes are convertible into shares of China Biologic’s common stock at a conversion price of $4.00 per share. Along with the Notes, the Company issued warrants to purchase up to 1,194,268 shares of the Company’s common stock at a price of $4.80 per share.

“We are pleased to have closed this transaction,” said Mr. Chao Ming Zhao, CEO of China Biologic Products. “We intend to use the proceeds to pay part of the purchase price for the interests we recently acquired in Xi’an Huitian Blood Products Co., Ltd. and Chongqing Dalin Biologic Technologies Co., Ltd., to potentially acquire the remaining interests in these two acquisitions in the future, and for working capital and general corporate purposes.”

The securities issued in this private placement have not been registered under the United States Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. Accordingly, these securities may not be sold by investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. For more detailed information on this financing, see the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2009.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Essence International Investment Limited

Essence International Investment Limited is an investment vehicle formed in the British Virgin Islands for the special purpose of investing in the Company and is owned by several accredited investors with sophisticated corporate finance skill sets and successful investment track records. These accredited investors have solid experience in providing growth capital to early and expansion stage companies in China and are knowledgeable about the healthcare sector in particular.

About China Biologic Products, Inc.

China Biologic Products, Inc. (the “Company”), through its indirect majority-owned subsidiary, Shandong Taibang Biological Products Co. Ltd., and equity investments in Xi’an Huitian Blood Products Co., Ltd. and Chongqing Dalin Biologic Technologies Co., Ltd., is currently the largest non-state-owned plasma-based biopharmaceutical company approved by the Chinese government. The Company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations and its blood products are irreplaceable in the application of medical emergencies, and prevention and treatment for various diseases. The Company sells its plasma-based biopharmaceutical products to hospitals and other healthcare facilities in China.

Safe Harbor Statement

This release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements,” including statements regarding: the impact of the proceeds from the private placement on the business and operations of the Company; the ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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